Exhibit 99.1

              Senior Cable Executive Dan Ryan to Join Usurf America

     Former Charter Communications Veteran to Lead Usurf's Service Provider

                                    Business

      DENVER, March 16 /PRNewswire-FirstCall/ -- Usurf America, Inc. (OTC Bulletin Board: USUR), a leading provider of voice, video and high-speed broadband communications services, announced today that Dan Ryan, former head of Charter Communications cable operations in eight western states has joined the Company, effective immediately.

      In his new role, Ryan will be in charge of expanding Usurf's existing Bundled Digital Services (BDS) customer base through a combination of organic growth, focused investment in technology, and via the acquisition of strategic assets from other MSOs. Usurf's service deployment technology and operations groups will report to Ryan, as well as all BDS service operations for the recently acquired Sovereign Companies.

      "I am delighted to join Usurf as they transform into a diversified communications company," commented Ryan. "My first priority is to quickly build a critical mass of customers by delivering superior integrated voice, video, data, and security services, cost-effectively. Our goal is to consolidate several synergistic cable systems that are available with our existing BDS customer base in order to leverage the investments we've made in technology and operations. Our success will be based on supplementing our existing systems with other highly complementary assets that can be reasonably acquired, and by leveraging our experience to deliver superior service."

      Usurf Chairman Dave Weisman added: "Dan Ryan represents the catalyst we need to expand and succeed in vertically integrating our operations. Usurf has one core mission -- to be known as a fully integrated service provider. We are a communications technology vendor that has the capability to deploy products in our residential and commercial developments, to offer a wide range of broadband deployment services to other major developers, and achieve the critical mass customer base to cost-effectively deploy state-of-the-art BDS services to end-user customers in multiple states."

      Background on Dan Ryan

      Dan began his career in the cable industry by joining Rifkin Associates, a Denver-based MSO in 1991. During his tenure at Rifkin, he built and operated several large cable systems that were eventually acquired in 1999 by Charter Communications. As a senior executive with Charter, Ryan was in charge of the Rocky Mountain group -- which comprised over 250,000 customers in Colorado, New Mexico, Kansas, Oklahoma, Nebraska, Utah, Texas and Nevada.

      Most recently Dan was the founder and CEO of Precis Communications in Denver. Precis acquired and operated several cable systems in Utah, Arizona, and Nevada, which he recently sold to a telecommunications company.

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      Weisman continued, "With Dan joining Usurf, we have a major opportunity to expand our service provider operations and offer our developer and municipal partners state-of-the-art products and customer service. Dan has a mandate from the Board of Directors to find the right partners and performing cable systems and integrate them into our operations as cost-effectively as possible."

      About USURF America, Inc.

      Based in Broomfield, Colo., Usurf America is implementing specific strategies designed to leverage the Company's IP-based software technology enabling fully ubiquitous voice, video and data product deployments in targeted geographic regions of the United States. For more information about Usurf America, please visit the Company's website at www.usurf.com.

      SAFE HARBOR STATEMENT: Some information in this release is forward looking. These forward-looking statements may be affected by the risks and uncertainties in Usurf America and its subsidiaries and divisions. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of Usurf America's Securities and Exchange Commission filings. Usurf America wishes to caution readers that certain important factors may have affected and could in the future affect its actual results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of Usurf America. There are many factors that will determine whether Usurf America will be successful in its endeavors, including, without limitation, access to adequate capital and consumer acceptance of its telecommunications service offerings. Usurf America undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.


      Contact:   Jim Mills, J.F. Mills/Worldwide for Usurf America, Inc.
                  (303) 639-6186            jfmills@jfmillsworldwide.com
                 Denise Hoover, of Usurf America, Inc.
                  (303) 285-5379            investorrelations@usurf.com

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